Exhibit 5.1

July 18, 2026

Spin AI Inc.

30 N Gould Street, Suite R

Sheridan, WY 82801

Re:       Registration Statement on Form S-1; Legality Opinion

Ladies and Gentlemen:

We have acted as special counsel to Spin AI Inc., a Wyoming corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to 10,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to be offered and sold by the Company in the manner described in the Registration Statement and the prospectus included therein (the “Prospectus”). This opinion is delivered pursuant to Item 601(b)(5) of Regulation SK under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)	The Registration Statement and the Prospectus;

(b)	The Company’s Articles of Incorporation filed with the Wyoming Secretary of State on March 18, 2026 and the Company’s Bylaws adopted March 18, 2026;

(c)	The organizational board minutes and resolutions dated March 18, 2026;

(d)	The unanimous written consent of the Board of Directors dated May 20, 2026 authorizing the Registration Statement and the issuance and sale of the Shares;

(e)	The Company’s capitalization records and related founder agreements;

(f)	The signed issuer certificate delivered to us by the Company;

(g)	The auditor certificate delivered to us by Aloba, Awomolo & Partners; and

(h)	Such other records, documents, certificates and instruments as we deemed necessary or appropriate.

As to matters of fact relevant to this opinion, we have relied, without independent investigation, on the issuer certificate and representations and warranties executed by Katizie Bakht Murad, as President of the Company, and on certificates, records, documents and representations provided by the Company, its 2 officers, directors and other parties. The undersigned spoke with Mr. Murad on May 26, 2026 to confirm the representations by the Company in the certificate at subsection (f), above. We have not undertaken any audit, appraisal, investigation or independent verification of the financial statements, capitalization records, factual statements or other information supplied to us, except to the extent expressly described herein.

The Company has represented to us that (a) it is a Wyoming corporation and has not changed its jurisdiction of incorporation, converted, domesticated, merged out of existence, dissolved or commenced winding-up proceedings; (b) its governing documents and corporate records provided to us are true, correct and complete and remain in full force and effect; (c) it is authorized to issue 90,000,000 shares of Common Stock, par value $0.0001 per share, and no preferred stock is authorized or outstanding; (d) as of March 31, 2026, 4,000,000 shares of Common Stock were issued and outstanding; (e) except as disclosed in the Registration Statement or otherwise provided to us in writing, there are no outstanding options, warrants, convertible securities, SAFEs, equity appreciation rights, phantom equity, anti-dilution rights or other rights to acquire equity securities of the Company; and (f) the Company has taken all corporate action necessary to authorize the filing of the Registration Statement, the offering described therein, and the issuance and sale of the Shares.

In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all copies or electronic records, the genuineness of all signatures, the legal capacity of all natural persons, and the due authorization, execution and delivery by all parties, other than the Company to the extent expressly addressed herein, of all documents reviewed by us. We have also assumed that the Shares will be offered, sold, issued and delivered in the manner described in the Registration Statement and in accordance with the authorizing corporate action of the Company.

Based upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when the Shares have been issued and delivered in the manner described in the Registration Statement and in accordance with the authorizing corporate action of the Company, against receipt by the Company of the consideration therefor contemplated by the Registration Statement, which consideration is not less than $0.0001 per Share, the par value of the Common Stock, the Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the Wyoming Business Corporation Act, including the applicable statutory provisions thereof and the reported judicial decisions interpreting such provisions, in each case as in effect on the date hereof. We express no opinion as to the laws of any other jurisdiction or as to any federal or state securities or “blue sky” laws, rules or regulations. This opinion is furnished in connection with the filing of the Registration Statement and may be relied upon by purchasers of the Shares offered pursuant to the Registration Statement. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus.

In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
PAESANO AKKASHIAN, PC

Anthony R. Paesano

cc:          Katizie Bakht Murad, President, Spin AI Inc.